Exhibit 5.1

August 4, 2023
Norton Rose Fulbright US LLP 2200 Ross Avenue, Suite 3600 Dallas, Texas 75201-7932 United States Tel +1 214 855 8000 Fax +1 214 855 8200 nortonrosefulbright.com

Sonida Senior Living, Inc.

14755 Preston Road, Suite 810

Dallas, Texas 75254

Ladies and Gentlemen:

We have acted as counsel to Sonida Senior Living, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and resale from time to time, of up to 6,941,912 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), pursuant to Rule 415 under the Securities Act by the selling stockholders named in the Registration Statement (the “Selling Stockholders”). Of these shares, 3,652,981 are presently issued and outstanding (the “Initial Shares”). An additional 3,288,931 shares may be issued upon (i) the conversion of 41,250 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Convertible Preferred Stock”) (assuming all dividends payable with respect to the Series A Convertible Preferred Stock are paid by increasing the liquidation preference of the Series A Convertible Preferred Stock for the period beginning on the date of the Registration Statement and ending on, and including, December 31, 2025), (ii) the exercise of 1,031,250 warrants held by the Selling Stockholders to purchase one share of Common Stock per warrant (the “Warrants”), and (iii) the Selling Stockholders’ purchase of up to 750,000 additional shares of Common Stock pursuant to the equity commitment agreement dated June 29, 2023 (“Commitment Agreement”) entered into by and among the Company and the Selling Stockholders, ((i), (ii) and (iii) collectively, the “Subsequent Shares”).

We also have participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this letter is an exhibit. The shares of Common Stock may be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus and supplement to the Prospectus pursuant to Rule 415 under the Act.

In rendering the opinions set forth below, we have examined and relied upon: (i) the Registration Statement, including the Prospectus; (ii) the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), (iii) the Company’s Second Amended and Restated Bylaws, as amended (the “Bylaws”); (iv) resolutions of the Board of Directors of the Company (the “Board”) relating to the Registration Statement; (v) resolutions of the Board relating to the issuance of the Initial Shares, the Series A Convertible Preferred Stock and the Warrants; (vi) resolutions of the Board related to the Commitment Agreement; (vii) the Company’s Certificate of Designation, Rights and Privileges of the Series A Convertible Preferred Stock (the “Certificate of Designation”); (viii) the Warrant Agreement, dated as of November 3, 2021, by and among the Company, Computershare Inc. and Computershare Trust Company, N.A. (the “Warrant Agreement”); (ix) the Commitment Agreement; and (x) such certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions expressed in this letter. In addition, we reviewed such questions of

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law as we considered appropriate to enable us to render the opinions expressed in this letter. As to matters of fact relevant to the opinions expressed below and as to factual matters arising in connection with our review of corporate documents, records, and other documents and writings, we have made no independent investigation of such facts, and we have relied in certain cases upon certificates and other communications of officers and employees of the Company without further investigation as to the facts set forth in such certificates and communications.

In connection with rendering the opinions expressed in this letter, we have assumed that:

(i) all information contained in all documents reviewed by us is true and correct;

(ii) all signatures on all documents examined by us are genuine and each individual who signed any of those documents had legal capacity and authority to do so;

(iii) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the authentic originals of those documents and all documents examined by us are duly authorized, executed and delivered by the parties thereto (other than the Company);

(iv) the Certificate of Incorporation and Bylaws will not have been amended in any manner that would affect any legal conclusion set forth in this letter;

(v) the consideration paid for any shares of Common Stock will comply with the Delaware General Corporation Law (the “DGCL”), as applicable, and any successor statute(s);

(vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(vii) all shares of Common Stock will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement; and

(viii) with respect to shares of Common Stock to be offered through an agent, underwriter or dealer or to or through a market maker, the form, terms and conditions of a definitive purchase, placement, agency, underwriting or similar agreement with respect to any shares of Common Stock or, with respect to shares of Common Stock to be sold by the Selling Stockholders directly to investors in privately negotiated transactions, the form, terms and conditions of such agreement with respect to such shares of Common Stock, will have been duly authorized and validly executed and delivered by the parties thereto (other than the Company).

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, (i) the Initial Shares have been validly issued, fully paid and nonassessable, and that (ii)(A) upon the conversion and exercise of the Series A Convertible Preferred Stock and the Warrants in accordance with the terms of the Certificate of Designation and Warrant Agreement, as applicable, the related Subsequent Shares will be validly issued, fully paid and nonassessable, and (B) upon the Company’s exercise of its right to sell the additional shares of Common Stock under the Commitment Agreement in accordance with the terms thereof, the related Subsequent Shares will be validly issued, fully paid and nonassessable.

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Our opinions in the paragraph above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity or public policy (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. The opinions expressed above are also subject to possible judicial action giving effect to governmental actions or foreign laws relating to or affecting creditors’ rights.

We express no opinions concerning (a) any provision that relates to severability or separability or purports to require that all amendments, supplements or waivers be in writing; or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the DGCL (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), and we are expressing no opinion as to the applicability or effect of the laws of any other jurisdiction, domestic or foreign.

We express no opinion as to any matter other than as set forth in this letter, and no other opinion may be inferred or implied. Our opinion is given as of the date of this letter, and we undertake no, and disclaim any, obligation to advise you of any change in any matter set forth in this letter.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Norton Rose Fulbright US LLP

Norton Rose Fulbright US LLP